UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 12, 2009

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On November 6, 2009, General Maritime Corporation (the “Company”) and certain of the Company’s direct and indirect subsidiaries (the “Subsidiary Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc., as representative of the initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $300 million aggregate principal amount of 12% Senior Notes due 2017 (the “Notes”). The Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and in offshore transactions to non-United States persons in reliance on Regulation S under the Securities Act.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
Indenture and Notes
On November 12, 2009, the Company completed its previously announced offering of the Notes. The Notes were issued pursuant to an indenture dated as of November 12, 2009 (the “Indenture”) between the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”).
Interest on the Notes accrues at the rate of 12% per annum and is payable semiannually in cash in arrears on May 15 and November 15 of each year, commencing on May 15, 2010.
The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company and the Subsidiary Guarantor’s existing and future senior unsecured indebtedness.
The Notes are guaranteed on a senior unsecured basis by the Subsidiary Guarantors. The Subsidiary Guarantors, jointly and severally, guarantee the payment of principal of, premium, if any, and interest on the Notes on an unsecured basis. If the Company is unable to make payments on the Notes when they are due, any Subsidiary Guarantors are obligated to make them instead.
The Company has the option to redeem all or a portion of the Notes at any time on or after November 15, 2013 at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption, and at any time prior to November 15, 2013 at a make-whole price. In addition, at any time prior to November 15, 2012, the Company may, at its option, redeem up to 35% of the Notes with the proceeds of certain equity offerings.
If the Company experiences certain kinds of changes of control, the Company must offer to purchase the Notes from holders at 101% of their principal amount plus accrued and unpaid interest.
The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of any of its Subsidiary Guarantors to (i) incur additional debt, (ii) make certain investments or pay dividends or distributions on our capital stock or purchase, redeem or retire capital stock, (iii) sell assets, including capital stock of our Subsidiary Guarantors, (iv) restrict dividends or other payments by our Subsidiary Guarantors, (v) create liens that secure debt, (vi) enter into transactions with affiliates and (vii) merge or consolidate with another company. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.
Upon the occurrence of customary events of default, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become immediately due and payable without further action or notice on the part of the Trustee or any holder.
Registration Rights Agreement
In connection with the issuance of the Notes, the Company and the Subsidiary Guarantors entered into a registration rights agreement dated November 12, 2009 with the Initial Purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to which they will offer to exchange the Notes for notes with substantially similar terms that are registered under the Securities Act. The Company and the Subsidiary Guarantors will use their commercially reasonable efforts to cause the exchange to be completed within 270 days after the issuance of the Notes. In certain circumstances, the Company will be required to make available an effective shelf registration statement registering the resale of the Notes. If the Company and the Subsidiary Guarantors default on certain of its obligations under the Registration Rights Agreement, the Company will be required to pay additional interest on the Notes with respect to which such default exists until the default is cured as set forth in the Registration Rights Agreement.
Copies of the Indenture, the form of the Notes and the Registration Rights Agreement are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.
Item 8.01. Other Events.
On November 12, 2009, the Company issued a press release to announce that the Company’s Board of Directors declared quarterly dividend for the three months ended September 30, 2009 of $0.125 per share payable on or about December 4, 2009 to shareholders of record as of November 23, 2009. Including the Q3 2009 dividend, the Company has declared cumulative quarterly and special dividends of $21.615 per share. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of November 12, 2009, among General Maritime Corporation, the Subsidiary Guarantors parties thereto and The Bank of New Mellon, as Trustee.

4.2	Form of 12% Senior Notes due 2017 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated November 12, 2009, among General Maritime Corporation and the parties named therein.

99.1	Press Release dated November 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Executive Vice President
Date: November 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of November 12, 2009, among General Maritime Corporation, the Subsidiary Guarantors parties thereto and The Bank of New Mellon, as Trustee.

4.2	Form of 12% Senior Notes due 2017 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated November 12, 2009, among General Maritime Corporation and the parties named therein.

99.1	Press Release dated November 12, 2009.